Exhibit 99.1

ModivCare Completes Acquisition of VRI

DENVER – September 22, 2021 – ModivCare Inc. (“ModivCare” or the “Company”) (Nasdaq: MODV), a technology-enabled healthcare services company that provides a suite of integrated supportive care solutions focused on improving patient outcomes, today announced that the Company has completed its previously announced acquisition of VRI Intermediate Holdings, LLC (“VRI”), an industry-leading provider of remote patient monitoring solutions, for a purchase price of approximately $315 million, subject to customary purchase price adjustments.

Forward-Looking Statements

Certain statements contained in this press release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are predictive in nature and are frequently identified by the use of terms such as “may,” “will,” “should,” “expect,” “anticipate,” “believe,” “estimate,” “intend,” and similar words indicating possible future expectations, events or actions. In addition, statements that are not historical statements of fact should also be considered forward-looking statements. Such forward-looking statements are based on current expectations, assumptions, estimates and projections about the Company’s business and the Company’s industry, and are not guarantees of the Company’s future performance. These statements are subject to a number of known and unknown risks, uncertainties and other factors, many of which are beyond the Company’s ability to control or predict, which may cause actual events to be materially different from those expressed or implied herein.

The Company has provided additional information in its Annual Report on Form 10-K filed with the Securities and Exchange Commission (the “SEC”) for the fiscal year ended December 31, 2020 and subsequent filings with the SEC. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date the statement was made and are expressly qualified in their entirety by the cautionary statements set forth herein and in our other filings with the SEC. We undertake no obligation to update or revise any forward- looking statements contained in this release, whether as a result of new information, future events or otherwise, except as required by applicable law.

About ModivCare

ModivCare Inc. (“ModivCare”) (Nasdaq: MODV) is a technology-enabled healthcare services company that provides a suite of integrated supportive care solutions for public and private payors and their patients. Our value-based solutions address the social determinants of health (SDoH), enable greater access to care, reduce costs, and improve outcomes. We are a leading provider of non-emergency medical transportation (NEMT), personal and home care, and nutritional meal delivery. ModivCare also holds a minority equity interest in CCHN Group Holdings, Inc. and its subsidiaries (“Matrix Medical Network”), which partners with leading health plans and providers nationally, delivering a broad array of assessment and care management services to individuals that improve health outcomes and health plan financial performance. To learn more about ModivCare, please visit www.modivcare.com.

RESPECT • TRUST • RELIABLE • COMPASSION • SAFETY • TRANSPARENCY	1

Media:

Kate Zerone

Senior Manager, Communications

kate.zerone@modivcare.com

Investors:

The Equity Group

Kalle Ahl, CFA

kahl@equityny.com

RESPECT • TRUST • RELIABLE • COMPASSION • SAFETY • TRANSPARENCY	2